Exhibit 10.2

VOTING AGREEMENT

by and among

BANDERA MASTER FUND L.P.,

APEX RESTAURANT MANAGEMENT, INC.

and

APEX BRANDS FOODS, INC.

dated as of

March 30, 2014

TABLE OF CONTENTS
		Page

ARTICLE 1
__________________
1.01	Certain Definitions	1
1.02	Representations and Warranties of the Shareholder	1
1.03	Representations and Warranties of Parent and Merger Sub	2
ARTICLE 2
__________________
2.01	Transfer of the Shares	3
2.02	Adjustments	3
ARTICLE 3
_____________________
3.01	Voting Agreement	3
ARTICLE 4
_____________________
4.01	Termination	4
4.02	Expenses	4
4.03	Further Assurances	4
4.04	Press Releases	4
4.05	Specific Performance	5
4.06	Miscellaneous	5

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of March 30, 2014 (this “Agreement”), is by and among Apex Restaurant Management, Inc., a California corporation (“Parent”), Apex Brands Foods, Inc., an Ohio corporation (“Merger Sub”), and the shareholder of Morgan’s Foods, Inc., an Ohio corporation (the “Company”), set forth on the signature page hereto (the “Shareholder”).

WHEREAS, the Shareholder is the beneficial owner of the number of common shares, without par value, of the Company (the “Company Common Shares”) as set forth on Annex A hereto (the “Shares”);

WHEREAS, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”), which provides, among other things, that, upon the terms and subject to the conditions therein, Merger Sub will merge with and into the Company (the “Merger”); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have requested that the Shareholder agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Shareholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

ARTICLE 1
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1.01     Certain Definitions. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

1.02     Representations and Warranties of the Shareholder. The Shareholder represents and warrants to Parent and Merger Sub as follows:

(a)     The Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply to all uses of the term “beneficial owner” (or any variation thereof) contained in this Agreement) of, and has good title to, the Shares, free and clear of any Encumbrances (including any restriction on the right to vote, sell or otherwise dispose of the Shares), except as set forth in this Agreement or in connection with any margin loans in the ordinary course of the Shareholder’s business.

(b)     The Shares constitute all of the securities (as defined in Section 3(10) of the Exchange Act, which definition will apply to all uses of the term “securities” contained in this Agreement) of the Company beneficially owned, directly or indirectly, by the Shareholder (excluding any securities beneficially owned by any of its affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act, which definitions will apply to all uses of the terms “affiliates” and “associates,” respectively, contained in this Agreement) as to which he does not have voting or investment power).

(c)     Except for the Shares, the Shareholder does not, directly or indirectly, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is the Shareholder subject to any contract, commitment, arrangement, understanding or relationship (whether or not legally enforceable), other than this Agreement, that obligates it to vote or acquire any securities of the Company. The Shareholder holds exclusive power to vote the Shares and has not granted a proxy to any other Person to vote the Shares, subject to the limitations set forth in this Agreement.

(d)     The Shareholder has the power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement is the Shareholder’s valid and legally binding obligation, enforceable against the Shareholder in accordance with its terms (except for any Enforceability Exceptions).

(e)     No consents or approvals of, or filings or registrations with, any Governmental Entity or with any third party are required to be made or obtained by the Shareholder in connection with the execution, delivery or performance by the Shareholder of this Agreement, other than filings required under the Exchange Act.

(f)     The execution, delivery and performance of this Agreement by the Shareholder does not and will not constitute a violation of any Law to which the Shareholder or any of the Shareholder’s properties is subject or bound.

1.03     Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub represent and warrant to the Shareholder as follows:

(a)     Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)     Each of Parent and Merger Sub has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. Each of Parent and Merger Sub has duly authorized, executed and delivered this Agreement. This Agreement has been duly authorized by all necessary corporate action of each of Parent and Merger Sub. This Agreement is each of Parent’s and Merger Sub’s valid and legally binding obligation, enforceable against each of them in accordance with its terms (except for any Enforceability Exceptions).

(c)     No consents or approvals of, or filings or registrations with, any Governmental Entity or with any third party are required to be made or obtained by either Parent or Merger Sub in connection with the execution, delivery or performance by Parent and Merger Sub of this Agreement.

(d)     The execution, delivery and performance of this Agreement by Parent and Merger Sub does not and will not constitute (i) a violation of any Law to which Parent or Merger Sub or any of their properties is subject or bound or (ii) a breach or violation of, or a default under, Parent’s or Merger Sub’s organizational documents.

ARTICLE 2
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2.01     Transfer of the Shares. During the term of this Agreement, except as otherwise provided herein or in the Merger Agreement, the Shareholder will not (a) tender into any tender or exchange offer or otherwise sell, transfer, pledge, assign or otherwise dispose of, or encumber with any Encumbrance, any of the Shares, (b) acquire any Company Common Share or other securities of the Company (otherwise than in connection with a transaction of the type described in Section 2.02), (c) deposit the Shares into a voting trust, enter into any other voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect to the Shares, or (d) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, transfer, pledge, assignment or other disposition of any interest in or the voting of any Company Common Share or any other securities of the Company.

2.02     Adjustments.

(a)     In the event (i) of any share dividend, share split, recapitalization, reclassification, combination or exchange of the Company Common Shares or other securities of the Company on, of or affecting the Shares or the like or any other action that would have the effect of changing the Shareholder’s ownership of the Shares or (ii) the Shareholder becomes the beneficial owner of any additional Company Common Shares or other securities of the Company, then the terms of this Agreement will apply to the Company Common Shares or other securities of the Company held by the Shareholder immediately following the effectiveness of the events described in clause (i) or the Shareholder becoming the beneficial owner thereof as described in clause (ii) as though they were Shares hereunder.

(b)     The Shareholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new Company Common Shares acquired by the Shareholder, if any, after the date hereof.

ARTICLE 3
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3.01     Voting Agreement. The Shareholder, by this Agreement, does hereby agree to vote all the Shares that the Shareholder beneficially owns as of the record date for any annual, special or adjourned meeting of the shareholders of the Company (a) in favor of adoption of the Merger Agreement and (b) against (x) any Acquisition Proposal, (y) any action or agreement that would result in a breach in any respect of any covenant, agreement, representation or warranty of the Company under the Merger Agreement and (z) the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (iii) (A) any change in a majority of the persons who constitute the board of directors of the Company as of the date hereof; (B) any change in the present capitalization of the Company or any amendment of the Company’s articles of incorporation or code of regulations, as amended to date; (C) any other material change in the Company’s corporate structure or business; or (D) any other action that, in the case of each of the matters referred to in clauses (iii)(A), (B) and (C), is intended, or would reasonably be expected, to impede, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by this Agreement and the Merger Agreement.

3.02     Consent to Consideration. The Shareholder acknowledges that it is familiar with or has reviewed the Merger Agreement, understands that the only consideration that it is entitled to receive as a shareholder of Company in connection with the Merger is the Per Share Merger Consideration to be paid pursuant to the Merger Agreement, and the Shareholder consents to such consideration as provided in the Merger Agreement as in effect on the date hereof. Effective as of the Effective Time (as defined in the Merger Agreement), the Shareholder by this Voting Agreement agrees to refrain from exercising any appraisal rights under Ohio Law (including but not limited to Section 1701.85 of Ohio Law), dissenter rights under Ohio Law, or similar rights under applicable law with respect to the Merger.

ARTICLE 4
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4.01     Termination. This Agreement will terminate upon the earliest to occur of (a) the Effective Time (as defined in the Merger Agreement), (b) the date the Merger Agreement is terminated in accordance with its terms, (c) the mutual consent of the Shareholder and Parent, and (d) the effectiveness of any amendment, modification or supplement to the Merger Agreement, or waiver under the Merger Agreement by the Company of any of its rights, powers or privileges, in any such case, where such amendment, modification, supplement or waiver would (i) decrease, or change the form of, the Merger Consideration, or (ii) materially delay the occurrence of the Effective Time, provided, however, with respect to item 4.01(d)(i), this Agreement shall not terminate and will continue in full force if the Shareholder subsequently approves such decrease or change in form of the Merger Consideration.

4.02     Expenses. Except as may otherwise be specifically provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses, whether or not the Merger is consummated.

4.03     Further Assurances. Each party hereto will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

4.04     Press Releases. Parent and Merger Sub, on the one hand, and the Shareholder, on the other hand, will consult with each other before issuing any press release with respect to this Agreement and will not issue any such press release without the prior written consent of the other party, which will not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances), issue any such press release, or make any filings, as may be required by applicable Laws (including the Exchange Act), or securities exchange rules.

4.05     Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. The Shareholder agrees that, in the event of any breach or threatened breach by the Shareholder of any covenant or obligation contained in this Agreement, Parent and Merger Sub shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. Each party further agrees that neither Parent, Merger Sub or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.05, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

4.06     Miscellaneous.

(a)     None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or termination of this Voting Agreement.

(b)     Any provision of this Agreement may be (i) waived by the party benefited by the provision, but only in writing, or (ii) amended or modified at any time, but only by a written agreement executed in the same manner as this Agreement, except to the extent that any such amendment would violate applicable Law.

(c)     This Agreement (including the annex to this Agreement) (a) constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any Person other than the parties to this Agreement any rights or remedies under this Agreement.

(d)     This Agreement shall be governed by and construed in accordance with the Laws of the State of Ohio without giving effect to the principles of conflicts of law of the Laws of the State of Ohio. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the state and federal courts of the State of Ohio in the event that any dispute arises out of this Agreement or any of the Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any other court. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.06(d).

(e)     The table of contents and Section headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the substance of this Agreement.

(f)     All notices and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by facsimile transmission (which is electronically confirmed), mailed by first class registered or certified mail, postage prepaid or sent by a nationally recognized overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to Parent or Merger Sub, to:

Apex Restaurant Management, Inc.

Apex Brands Foods, Inc.

Attention: Tabbassum Mumtaz

Telephone No.: (469) 317-3900

Email Address: tmumtaz@sonic.net

with a copy to:

Law Office of Omar Misleh, P.C.

10190 Katy Freeway, Suite 550

Houston, Texas 77043

Attention: Omar Misleh

Telephone No.: (713) 439-1625

Email Address: omar@mislehlaw.com

and

Fisher Zucker LLC

21 S. 21st Street

Philadelphia, Pennsylvania 19103

Attention: Lane Fisher

Telephone No.: (215) 825-3100

Email Address: lfisher@fisherzucker.com

and

F. Joseph Dunn

Telephone No.: (215) 825-3100

Email Address: jdunn@fisherzucker.com

(ii)            if to the Shareholder, to:

Bandera Partners LLC

50 Broad Street, Suite 1820

New York, New York 10004

Attention: Jefferson Gramm

Telephone No.: (212) 232-4583

Email Address: jeff@banderapartners.com

with a copy to:

Olshan Frome Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, New York 10022

Attention: Steve Wolosky

Telephone No.: (212) 451-2300

Email Address: swolosky@olshanlaw.com

(g)     This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute one instrument

(h)     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties to this Agreement (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

(i)     Any term or provision of this Agreement that is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Entity declares that any term or provision of this Agreement is invalid, void or unenforceable, the parties agree that the court asking such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision

(j)     All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by any party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

APEX RESTAURANT MANAGEMENT, INC.

By:	/s/ Tabbassum Mumtaz
Name:	Tabbassum Mumtaz
Title:	President & Chief Executive Officer

APEX BRANDS FOODS, INC.

By:	/s/ Tabbassum Mumtaz
Name:	Tabbassum Mumtaz
Title:	President & Chief Executive Officer

BANDERA MASTER FUND L.P.

By:	/s/ Jefferson P. Gramm
Name:	Jefferson P. Gramm
Title:	Managing Director

[Signature Page to Voting Agreement]

ANNEX A

NUMBER OF SHARES
1,052,250